Exhibit 99.1

Fintech Ecosystem Development Corp. Receives Notice from Nasdaq

Collegeville, Pennsylvania, May 25, 2023 – On May 23, 2023, Fintech Ecosystem Development Corp. (the “Company”) received a notice from the Staff of the Listing Qualifications Department of the Nasdaq Stock Market LLC, stating that the Company is not in compliance with the continued listing standards of Nasdaq Capital Markets (the “Exchange”) under the timely filing criteria included in Listing Rule 5250(c)(1) because the Company failed to timely file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”).

On May 24, 2023, the Company filed the Form 10-Q to cure the delinquency.

Contacts:

For Investors

Peter Wright

Email: peter@intro-act.com

For Media

Kirti Kirk

Email: kirti.kirk@fintechecosys.com

For Fintech Ecosystem Development Corp.

Dr. Saiful Khandaker

saiful@fintechecosys.com